Exhibit 10.19

DEBT EXCHANGE AGREEMENT

DEBT EXCHANGE AGREEMENT, dated as of May 27, 2003 (this “Agreement”), by and among Thinkspark Corporation, a Delaware corporation (successor by merger to ThinkSpark Corporation, a Texas corporation) (the “Borrower”), Axtive Corporation, a Delaware corporation (the “Company”), and Merrill Lynch Business Financial Services Inc. (the “Purchaser”).

RECITALS

A. Borrower has incurred indebtedness to the Purchaser pursuant to (a) the WCMA Loan and Security Agreement No. 542-07C00 dated as of February 19, 1999 and (b) the WCMA Reducing Loan Agreement No. 542-070C01, dated as of February 19, 1999, each between Borrower, as borrower, and Purchaser, as lender (as amended, and as the same may be further amended, restated, extended, refinanced or otherwise modified from time to time, the “WCMA Loan Agreements”).

B. Pursuant to an Agreement and Plan of Merger dated as of May 23, 2003 by and among the Company, the Borrower and the other parties named therein (the “Merger Agreement”), a newly-formed wholly owned subsidiary of the Company will merge with and into Borrower, whereby all the outstanding common stock of the Borrower will be converted into cash and common stock of the Company (the “Merger”).

C. The Company has agreed that, (1) pursuant to this Agreement, it will issue to the Purchaser, in exchange for $1,970,269.40 of aggregate outstanding borrowings due under the WCMA Loan Agreements (the “Exchanged Debt”), warrants to purchase an aggregate of 5,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Warrants” and the “Warrant Shares,” respectively), and (2) pursuant to the Assignment and Assumption Agreement dated of even date herewith the Company will assume $5,000,000 of aggregate outstanding borrowings under the WCMA Loan Agreements.

D. The parties desire to enter into this Agreement to set forth certain matters relating to such exchange.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

Article I.

Exchange

Section 1.1 Exchange of Exchanged Debt for Warrants. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Purchaser shall transfer to Company of all obligations owing in respect of the Exchanged Debt, and, in exchange therefor, the Company shall issue to the Purchaser the Warrants. The exchange described in this Section 1.1 is referred to herein as the “Exchange”.

Section 1.2 Closing. The closing (the “Closing”) of the Exchange under this Agreement shall take place at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas as soon as is practical following the satisfaction or waiver of all of the conditions set forth in this Agreement, or at such other time and place or on such date as the Purchaser and the Company may agree upon (such date on which the Closing occurs, the “Closing Date”). At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the Exchanged Debt that the Purchaser is exchanging pursuant to the terms hereof, together with all appropriate instruments of transfer. At the Closing, the Company shall deliver the Warrants to the Purchaser.

Article II.

Representations and Warranties

Section 2.1 Representations and Warranties of the Company and the Borrower. The Borrower and the Company hereby jointly and severally represent and warrant to the Purchaser, as of the date hereof and the Closing Date, as follows:

(a) Organization, Good Standing and Power of the Company. The Company and the Borrower are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and have the requisite power to own, lease and operate their respective properties and assets and to conduct their respective businesses as they are now being conducted. The Company and the Borrower are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted or property owned by either of them makes such qualification necessary, except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any condition, circumstance, or situation that would prohibit or hinder the Company from executing this Agreement and/or performing any of its obligations hereunder in any material respect.

(b) Authorization; Enforcement. The Company and the Borrower each has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement by each of the Company and the Borrower have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required for either the Company or the Borrower to effect the transactions contemplated hereby. When executed and delivered by the Company and the Borrower, the Agreement shall constitute a valid and binding obligation of the Company and the Borrower, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Issuance of Warrants. The Warrants and Warrant Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon surrender of the Exchanged Debt in the Exchange and the exercise of the Warrants, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, free of restrictions on transfer other than as described herein and under applicable state and federal securities laws, and assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2 hereof, such Warrant Shares will have been issued in compliance with all applicable state and federal securities laws.

(d) No Conflicts. The execution, delivery and performance of this Agreement by each of the Company and the Borrower and the consummation by the Company and the Borrower of the transactions contemplated hereby does not and will not, with respect to each, (i) violate any provision of the Certificate of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which it is a party or by which any of its properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Borrower is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or consummate the Exchange in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations prior to or subsequent to the Closing).

(e) Offering. No form of general solicitation or general advertising (as defined in Regulation D of the Securities Act of 1933, as amended) was used by the Company or the Borrower or any of their respective representatives in connection with the offer and sale of the Warrants hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or other meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Warrants or Warrant Shares have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required for the Purchaser to effect the transactions contemplated hereby. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not (i) violate any provision of the Purchaser’s Certificate of Incorporation or Bylaws, each as amended to date, or (ii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (ii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Purchaser’s ability to perform its obligations hereunder.

(d) Acquisition for Investment. The Purchaser is acquiring the Warrants solely for its own account and not with a view to or for sale in connection with any distribution. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such Purchaser’s investment in the Company (by virtue of its purchase of Warrants hereunder), (ii) is able to bear the financial risks associated with an investment in the Warrants and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Warrants.

(e) No General Solicitation. The Purchaser acknowledges that the Warrants were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(f) Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

(g) Legend. The Purchaser hereby acknowledges and agrees that the certificates or other documents representing the Warrants and the Warrant Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt by the Company of an opinion of its counsel, which opinion shall be satisfactory to the Company, that such legend may be so removed:

THE SECURITIES REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AXTIVE CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(h) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders’, structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

Article III.

Covenants of the Parties

Section 3.1 Covenants. The parties covenant with each other as follows, which covenants, as applicable, are for the benefit of such parties and their respective permitted assigns:

(a) Further Assurances. From and after the Closing Date, upon the request of the Purchaser, the Borrower or the Company, the parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, including, without limitation, authorizing the Company’s transfer agent to issue the Warrant Shares or the shares of the Company’s common stock to the purchasers of the Warrant Shares sold by the Purchaser.

(b) Commercially Reasonable Efforts. Each party will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

(c) Inspection Rights. The Company will grant the Purchaser inspection rights equivalent to those available to stockholders under Delaware law.

(d) Restrictions on Performance. The Company shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement or the Warrant, or making such performance of the issuance of Warrant Shares upon exercise of the Warrant a default under any such agreement or instrument.

(e) Modification of Other Equity Documents. The Company shall not amend, or consent to any modification, supplement or waiver of any provision of any other agreement, plan or document relating to the equity of the Company in a way which would (i) restrict the transferability of the Warrant or the Warrant Shares, (ii) restrict the transferability of the rights of the Purchaser in this Agreement to any transferee of all or a portion of the Warrant and/or Warrant Shares (including subsequent transferees), (iii) require any consent or other approval of any person to the exercise of the Warrant or the issuance of Warrant Shares upon such exercise or (iv) restrict the ability of the Company to perform its obligations under this Agreement.

(f) Reserve for Warrant Stock. The Company shall at all times on and after the issuance of the Warrant and prior to the Expiration Date (as defined in the Warrant Certificate attached as Exhibit A) of the Warrants, reserve and keep available out of its authorized but unissued shares of common stock constituting the Warrant Shares, for the purpose of effecting the exercise of the Warrant and otherwise complying with terms of this Agreement, such number of its duly authorized shares of common stock as shall be sufficient to effect the exercise of the Warrant from time to time outstanding or otherwise to comply with the terms of this Agreement. If, at any time, the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise of the Warrant or otherwise to comply with the terms of this Agreement, the Company shall forthwith use commercially reasonable efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company shall use commercially reasonable efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of common stock upon exercise of the Warrant.

Article IV.

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company and the Borrower to Close. The obligation hereunder of the Company to close and effect the Exchange at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Surrender of Exchanged Debt. The Purchaser shall have delivered to the Company such agreements, documents and instruments as the Company shall require to evidence the surrender of the Exchanged Debt.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to close and effect the Exchange is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

(a) Accuracy of the Company’s and Borrower’s Representations and Warranties. Each of the representations and warranties of the Company and the Borrower in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company and the Borrower. The Company and the Borrower shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing.

(c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Transaction Documents. The Purchaser shall have received executed copies of the Merger Agreement and all agreements, documents and instruments required by the Purchaser in connection with the assumption by the Company of $5,000,000 of the indebtedness of the Borrower to the Purchaser.

(e) Certificates. The Company shall have delivered to the Purchaser certificates representing the Warrants (in such denominations as the Purchaser may request) being acquired by the Purchaser at the Closing.

Article V.

Warrant Provisions

Section 5.1 Issuance of Warrant. At the Closing, the Company shall issue the Warrants to the Purchaser, in the form attached as Exhibit A. The Warrants shall be exercisable in whole or in part at any time or from time to time as set forth in the Warrant for the aggregate number of shares of common stock as is set forth in the Warrant. The number of shares that the Warrant may be exercisable for and the Exercise Price is subject to adjustment as provided in the Warrant.

Section 5.2 Exchange of Certificates for Warrants. Each certificate for Warrants may be exchanged, at the option of the holder thereof, and upon surrender of such certificate to the Company, for another certificate for Warrants, or other certificates for Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Warrant Shares. Any holder desiring to exchange a certificate(s) for Warrants shall make such request in a writing delivered to the Company, and must surrender the certificate(s) for Warrants to be so exchanged. Thereupon, the Company will execute and deliver to the holder a new certificate(s) for Warrants so requested. The certificate(s) for Warrants surrendered for exchange will be cancelled by the Company.

Article VI.

Miscellaneous

Section 6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 6.2 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties with respect to the subject matter hereof and, except as specifically set forth herein, neither the Company, the Borrower nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party. Any amendment or waiver effected in accordance with this section shall be binding upon each such party and its permitted assigns.

Section 6.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or the Borrower:	Axtive Corporation
1445 Ross Ave., Suite 4500
Dallas, Texas 75205
Attention: Chief Financial Officer
Fax: 214-379-0228

with copies (which copies
shall not constitute notice) to:	Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas 75201-4761
Attention: Randall Ray, Esq.
Phone: (214) 761-4475
Fax: (214) 741-7139

If to the Purchaser:	Merrill Lynch Business Financial Services Inc.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Bill Kocolowski
Fax: (312) 499-3252

with copies (which copies
shall not constitute notice) to:	Jenkens & Gilchrist, a Professional Corporation
1445 Ross Avenue, Suite 3200
Dallas, TX 75202
Attn: Leila Tredemeyer
Fax.: (214) 855-4300

Any party may from time to time change its address for notices by giving written notice of such changed address to the other parties.

Section 6.4 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No party may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party, and any attempted assignment without such consent shall be void ab initio.

Section 6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.10 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

IN WITNESS WHEREOF, the parties have caused this Debt Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

AXTIVE CORPORATION

By:	/s/ DAVID N. PILOTTE
Name:	David N. Pilotte
Title:	VP

THINKSPARK CORPORATION

By:	/s/ DAVID N. PILOTTE
Name:	David N. Pilotte
Title:	VP

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ BILL KOCOLOWSKI
Name:	Bill Kocolowski
Title:	Vice President